Exhibit 99.1

B&G Foods Announces Second Quarter 2007 Financial Results

Parsippany, N.J., July 30, 2007—B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced financial results for the thirteen weeks ended June 30, 2007 (second quarter of 2007) and the twenty-six weeks ended June 30, 2007 (first two quarters of 2007).

Financial Results for the Second Quarter of 2007

Net sales for the second quarter of 2007 increased 12.3% to $118.2 million from $105.3 million for the thirteen weeks ended July 1, 2006 (second quarter of 2006).  Excluding the impact of the Cream of Wheat acquisition and the termination of a temporary co-packing arrangement, net sales increased $1.6 million or 1.5% relating to increases in sales price and unit volume.  The Cream of Wheat acquisition accounted for $12.4 million of the net sales increase offset by a decrease in net sales of $1.1 million relating to the termination of the temporary co-packing arrangement.

Gross profit for the second quarter of 2007 increased 31.4% to $37.3 million from $28.4 million in the second quarter of 2006.  Gross profit expressed as a percentage of net sales increased 4.6% to 31.6% for the second quarter of 2007 from 27.0% in the second quarter of 2006.  The increase in gross profit expressed as a percentage of net sales was primarily due to the positive effect of the Cream of Wheat acquisition, which improved B&G Foods’ overall gross profit expressed as a percentage of net sales by 4.1%.  Operating income increased 46.7% to $21.5 million for the second quarter of 2007, from $14.7 million in the second quarter of 2006.

Net income was $3.7 million for the second quarter of 2007 compared to $2.3 million for the second quarter of 2006.  Earnings per share of Class A common stock increased to $0.17 for the second quarter of 2007 from $0.14 in the second quarter of 2006 and loss per share of Class B common stock for the second quarter of 2007 was $0.13 compared to $0.07 for the second quarter of 2006.  During the second quarter of 2007, earnings per share of Class A common stock were impacted by the substantial increase in weighted average shares of Class A common stock outstanding to 26.1 million shares for second quarter of 2007 from 20.0 million shares for the second quarter of 2006 as a result of the Class A offering described below.  Loss per share of Class B common stock was impacted by the substantial decrease in weighted average shares of Class B common stock outstanding to 4.8 million shares for second quarter of 2007 from 7.6 million shares in the second quarter of 2006 in connection with the Class A offering.

For the second quarter of 2007, EBITDA (see “About Non-GAAP Financial Measures” below) increased 48.4% to $25.0 million from $16.8 million for the second quarter of 2006.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “The company’s second quarter performance reflects successful pricing initiatives and ongoing effective cost management, as well as positive contributions from our recently-acquired Cream of Wheat business.  During the quarter we were delighted to complete the initial public offering of our Class A common stock as a separately traded security.  We believe that our new capital structure and reduced leverage leave us exceptionally well-positioned to continue to execute our growth strategies and to pursue attractive acquisition opportunities.”

Financial Results for the First Two Quarters of 2007

Net sales for the first two quarters of 2007 increased 12.0% to $221.9 million from $198.2 million in the comparable period of fiscal 2006.  Excluding the impact of Cream of Wheat acquisition and the termination of a temporary co-packing arrangement, net sales increased $6.2 million or 3.2% relating to increases in sales price and unit volume.  The Cream of Wheat acquisition accounted for $18.8 million of the net sales increase offset by a decrease in net sales of $1.3 million relating to the termination of the temporary co-packing arrangement.

Gross profit for the first two quarters of 2007 increased 24.4% to $70.0 million from $56.3 million in the comparable period of last year.  Gross profit expressed as a percentage of net sales increased 3.1% to 31.5% in the first two quarters of 2007 from 28.4% in the comparable period of fiscal 2006.  The increase in gross profit expressed as a percentage of net sales was primarily due to the positive effect of the Cream of Wheat acquisition, which improved overall gross profit expressed as a percentage of net sales by 3.0%.  Operating income increased 32.4% to $40.2 million during the first two quarters of 2007, compared to $30.4 million in the comparable period of fiscal 2006.

Net income was $7.8 million for the first two quarters of 2007 compared to $5.3 million for the comparable period of fiscal 2006.  For the first two quarters of 2007, earnings per share of Class A common stock increased to $0.38 from $0.30 for the comparable period of fiscal 2006 and loss per share of Class B common stock for the first two quarters of 2007 was $0.14 compared to $0.12 for the comparable period of fiscal 2006.  During the first two quarters of 2007, earnings per share of Class A common stock were impacted by the substantial increase in weighted average shares of Class A common stock outstanding to 23.0 million shares for the first two quarters of 2007 from 20.0 million shares for the first two quarters of 2006 as a result of the Class A offering described below.  Loss per share of Class B common stock was impacted by the substantial decrease in weighted average shares of Class B common stock outstanding to 6.2 million shares for the first two quarters of 2007 from 7.6 million shares for the first two quarters of 2006 in connection with the Class A offering.

For the first two quarters of 2007, EBITDA increased 34.4% to $46.1 million from $34.3 million for the first two quarters of 2006.

Class A Common Stock Offering

As previously reported, during the second quarter of 2007, B&G Foods closed its initial public offering of 15,985,000 shares of its Class A common stock as a separately traded security, which includes 2,085,000 shares issued pursuant to the fully exercised underwriters’ option to purchase additional shares, at $13.00 per share.  The separately traded Class A common stock trades on the New York Stock Exchange under the trading symbol “BGS” and trades separately from B&G Foods’ Enhanced Income Securities, each of which represents one share of Class A common stock and $7.15 principal amount of 12% senior subordinated notes due 2016 and trade on the New York Stock Exchange under the trading symbol “BGF.”

The proceeds of the offering, after deducting underwriting discounts and commissions and other fees and expenses, were $193.2 million.  In connection with the offering, B&G Foods repurchased 6,762,455 outstanding shares of its Class B common stock for $82.4 million, and the remaining 793,988 shares of its outstanding Class B common stock were exchanged for an equal number of shares of Class A common stock.  B&G Foods also prepaid $100.0 million of its term loan borrowings under its senior secured credit facility.  B&G Foods expects to use the remaining net proceeds of the offering for general corporate purposes.

As of July 25, 2007, B&G Foods had 36,778,988 shares of Class A common stock issued and outstanding, 17,290,567 of which were held in the form of EISs and 19,488,421 of which were held separate from EISs.  As of July 25, 2007, the registrant had no shares of Class B common stock issued or outstanding.

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 pm ET today, July 30, 2007.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 811-8824 or for international callers by dialing (913) 981-4903.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 6414562.  The replay will be available from July 30, 2007 through August 6, 2007.

About Non-GAAP Financial Measures

EBITDA (net income before net interest expense, income taxes, depreciation and amortization) is a “non-GAAP (Generally Accepted Accounting Principles) financial measure.”  A non-GAAP financial measure is defined as a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations and cash flows.

Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. A reconciliation of EBITDA with net income and net cash provided by (used in) operating activities is included below for the second quarter and first two quarters of 2007 and the second quarter and first two quarters of 2006, along with the components of EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Sa-són Ac’cent, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	June 30, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$37,426	$29,626
Trade accounts receivable, net	32,318	31,090
Inventories	90,255	78,269
Prepaid expenses	2,762	3,246
Income tax receivable	577	516
Deferred income taxes	2,574	2,574
Total current assets	165,912	145,321

Property, plant and equipment, net of accumulated depreciation of $51,394 and $47,720	46,086	40,269
Goodwill	253,763	198,076
Trademarks	227,220	200,220
Customer relationship intangibles, net	125,993	14,369
Net deferred financing costs and other assets	20,599	17,950
Total assets	$839,573	$616,205

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$23,828	$21,520
Accrued expenses	16,685	16,520
Dividends payable	7,797	4,240
Total current liabilities	48,310	42,280

Long-term debt	535,800	430,800
Other liabilities	4,771	4,972
Deferred income taxes	67,281	62,666
Total liabilities	656,162	540,718

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; 36,778,988 and 20,000,000 shares issued and outstanding as of June 30, 2007 and December 30, 2006, respectively	368	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; no shares issued or outstanding as of June 30, 2007 and 7,556,443 shares issued and outstanding as of December 30, 2006	—	76
Additional paid-in capital	217,832	119,152
Accumulated other comprehensive loss	(563)	(1,904)
Accumulated deficit	(34,226)	(42,037)
Total stockholders’ equity	183,411	75,487
Total liabilities and stockholders’ equity	$839,573	$616,205

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net sales	$118,204	$105,265	$221,949	$198,245
Cost of goods sold	80,881	76,862	151,943	141,976
Gross profit	37,323	28,403	70,006	56,269

Operating expenses:
Sales, marketing and distribution expenses	12,566	11,588	24,070	22,069
General and administrative expenses	1,598	1,775	3,428	3,463
Amortization expense—customer relationships	1,613	354	2,276	354
Operating income	21,546	14,686	40,232	30,383

Other expenses:
Interest expense, net	15,529	10,929	27,654	21,787
Income before income tax expense	6,017	3,757	12,578	8,596
Income tax expense	2,280	1,448	4,767	3,335
Net income	$3,737	$2,309	7,811	5,261

Earnings per share calculations:
Basic and diluted distributed earnings per share(1):
Class A common stock	$0.30	$0.21	$0.52	$0.42
Basic and diluted earnings (loss) per share:
Class A common stock	$0.17	$0.14	$0.38	$0.30
Class B common stock	$(0.13)	$(0.07)	$(0.14)	$(0.12)

(1)          “Distributed earnings” differs from actual per share amounts paid as dividends as the earnings per share computation under GAAP requires the use of the weighted average rather than the actual number of shares outstanding.

B&G Foods, Inc. and Subsidiaries

Reconciliation of EBITDA to Net Income and to Net Cash (Used in) Provided by Operating Activities

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net income	$3,737	$2,309	$7,811	$5,261
Income tax expense	2,280	1,448	4,767	3,335
Interest expense, net	15,529	10,929	27,654	21,787
Depreciation and amortization	3,405	2,133	5,863	3,904
EBITDA(1)	24,951	16,819	46,095	34,287
Income tax expense	(2,280)	(1,448)	(4,767)	(3,335)
Interest expense, net	(15,529)	(10,929)	(27,654)	(21,787)
Deferred income taxes	1,766	1,178	3,842	2,794
Amortization of deferred financing costs	832	704	1,605	1,412
Write off of deferred debt issuance costs	1,769	—	1,769	—
Changes in assets and liabilities, net of effects of business combination	(13,624)	(928)	(9,060)	673
Net cash (used in) provided by operating activities	$(2,115)	$5,396	$11,830	$14,044

(1)          EBITDA is a measure used by management to measure operating performance.  EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations.  We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any. Rather, EBITDA is a potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.